Exhibit 10.1

AMENDMENT NO. 1
Dated as of December 28, 2018
to
CREDIT AGREEMENT
Dated as of December 22, 2014
THIS AMENDMENT NO. 1 (this "Amendment") is made as of December 28, 2018 among Allegiance Bancshares, Inc., a Texas corporation (the "Borrower"), and Prosperity Bank, a Texas banking association (the "Lender"), under that certain Credit Agreement dated as of December 22, 2014 by and among the Borrower and the Lender (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the Lender agree to make certain amendments to, and increase the amount of credit available under, the Credit Agreement; and
WHEREAS, the Borrower and the Lender have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree to enter into this Amendment.
1.    Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement shall be amended as follows:
(A)    The individual defined terms noted below and appearing in Section 1.1 of the Credit Agreement are amended and restated in their entirety to read as follows:
"Bank" means Allegiance Bank, a Wholly-Owned Subsidiary of the Borrower, the deposits of which are insured by the FDIC pursuant to the FDIA.
"Maturity Date" means the earliest to occur of (a) December 28, 2025, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).
"Revolving Credit Commitment" means the obligation of Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount of $45,000,000;

provided that the amount of the Revolving Credit Commitment shall automatically reduce by $7,500,000 on December 28, 2020 and on each anniversary of the Amendment No. 1 Effective Date occurring thereafter until the Maturity Date.
(B)    Section 1.1 of the Credit Agreement is amended to add the following definition thereto in the appropriate alphabetical order:
"Amendment No. 1 Effective Date" means December 28, 2018.
(C)    Section 2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
SECTION 2.1        Revolving Credit Loans.
(a)    Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Revolving Credit Loans to Borrower from time to time from the date hereof to and including the Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Revolving Credit Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.
(b)    Without limiting the foregoing, on December 28, 2020 and on each anniversary of the Amendment No. 1 Effective Date occurring thereafter during which the Revolving Credit Commitment is outstanding, the Borrower shall repay the outstanding principal amount of all Loans to the extent that the outstanding principal amount of all Loans exceeds the Revolving Credit Commitment, after giving effect to the annual $7,500,000 reduction in the amount of the Revolving Credit Commitment, together with unpaid interest accrued on the principal amount repaid.
(D)    Section 5.8 of the Credit Agreement entitled "Environmental Matters" is amended and restated in its entirety to read as follows:
SECTION 5.8    Environmental Matters.
Except as described in Schedule 5.8 to Amendment No. 1:
(a)    The properties owned, leased or operated by the Borrower and each Subsidiary now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a material violation of applicable Environmental Laws or (B) could reasonably be expected to give rise to material liability under applicable Environmental Laws;
(b)    To the knowledge of the Borrower and its Subsidiaries, the Borrower and each Subsidiary and their respective properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties or impair the fair saleable value thereof;
(c)    Neither the Borrower nor any Subsidiary has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws;
(d)    To the knowledge of the Borrower and its Subsidiaries, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower or any Subsidiary in violation of, or in a manner or to a location which could reasonably be expected to give rise to material liability under, applicable Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;
(e)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary or such properties or such operations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(f)    There has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(E)    Section 9.4 of the Credit Agreement entitled "Limitations on Restricted Payments" is amended and restated in its entirety to read as follows:
SECTION 9.4    Limitations on Restricted Payments. Unless such payment is made under and in accordance with Borrower’s existing corporate bonus and incentive program, as such program may be amended or otherwise modified from time to time in the ordinary course of business and in accordance with customary market practices, or pursuant to the terms of the TARP Securities, without Lender’s prior written consent, the Borrower shall not: (a) pay any bonus or other similar payment to its directors, managers, officers, employees, owners, partners, members, affiliates, subsidiaries or other related persons or

(b) except as permitted by Section 9.11, declare, make, or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of the Borrower, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of the Borrower (all of the foregoing, the "Restricted Payments").
(F)    Section 9.7 of the Credit Agreement entitled "Reserve" is corrected to add the deleted section heading to read as follows:
SECTION 9.7    Reserved.
(G)    Section 9.11 of the Credit Agreement entitled "Use of Proceeds" is amended and restated in its entirety to read as follows:
SECTION 9.11    Use of Proceeds. The Borrower shall not use the proceeds of any Revolving Credit Loan for any purpose other than (a) repay in full all Indebtedness of the Borrower to the Lender outstanding under the December 22, 2014 $30,000,000.00 Note, (b) to acquire in the open market shares of Allegiance Bancshares, Inc. pursuant to the terms of a repurchase program approved by Borrower’s Board of Directors and only after receipt of any required regulatory approvals, (c) for working capital and general corporate purposes of the Borrower and its Subsidiaries, (d) for the payment of certain fees and expenses incurred in connection with the foregoing and this Agreement and/or Amendment No. 1 thereto, and (e) as may be otherwise permitted by Lender.
(H)    Section 9.14 of the Credit Agreement entitled "Certain Restrictions Regarding Securities" is amended and restated in its entirety to read as follows:
SECTION 9.14    Certain Restrictions Regarding Securities. The Borrower shall not enter into any reverse stock splits, or purchases, redemptions, retirements or reclassifications of the capital stock or other equity securities of any class, series or issue whatsoever of the Bank.
(I)    Section 11.1 of the Credit Agreement entitled "Notices" is amended and restated in its entirety to read as follows:
SECTION 11.1    Notices. All notices, demands, requests and other communications provided for herein shall be in writing and shall be deemed to have been properly given and delivered: (a) if delivered by hand delivery, when delivered; (b) if delivered by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service; (c) if mailed by United States Postal Service certified or registered mail (postage prepaid, return receipt requested), three (3) Business Days after mailing; or (d) if sent by telecopier, on the day of transmission provided that a copy is sent on the same day by overnight courier as set forth below(except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient):

If to the Borrower:	Allegiance Bancshares, Inc. 8847 West Sam Houston Parkway North, Suite 200 Houston, Texas 77040 Telephone: (281) 517-6461 Telecopier: (281) 894-0019 Attention: Paul P. Egge

With copies to:
Ross, Banks, May, Cron & Cavin, P.C. (which shall not be notice to Borrower or any Subsidiary)
7700 San Felipe, Suite 550
Houston, Texas 77063
Telephone: (713) 626-1200
Telecopier: (713) 623-6014
Attention: Jim D. Hamilton

If to the Lender:
Prosperity Bank – River Oaks Banking Center
4295 San Felipe, Suite 100
Houston, Texas 77027
Telephone: (713) 954-2452
Telecopier: (713) 693-9315
Attention: Darron Drago, Houston Area Regional President

With copies to:	Winstead PC (which shall not be notice to Lender) 600 Travis Street, Suite 5200 Houston, Texas 77002 Telephone: (713) 650-2718 Telecopier: (713) 650-2400 Attention: James W. Doyle
(J)    The Schedules to the Credit Agreement are amended and restated in their entirety to read as indicated in the Schedules to Amendment No. 1 to the Credit Agreement delivered to the Lender contemporaneously herewith.
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(A)    The Lender shall have received counterparts of (i) the $45,000,000 Note evidencing the increased Revolving Credit Commitment, (ii) this Amendment duly executed by the Borrower, and (iii) the Ratification and Amendment of Previously Executed Security Agreement attached hereto duly executed by the Borrower.
(B)    The Lender shall have received by no later than the date and time specified by the Lender, an amendment fee payable in an amount equal to $37,500.00.

(C)    The Lender shall have received authorization documents from the Borrower in form and substance acceptable to the Lender and its counsel.
(D)    The Lender shall have received payment of the Lender's and its affiliates' fees and reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Lender) in connection with this Amendment.
3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(A)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(B)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) only as of such specified date).
4.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms. The terms, provisions, and conditions of any and all of the Loan Documents including the Credit Agreement are hereby ratified and confirmed in every respect by Borrower and shall continue in full force and effect.
5.    Reference to and Effect on the Credit Agreement.
(A)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other loan document shall mean and be a reference to the Credit Agreement as amended hereby.
(B)    The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(C)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(D)    This Amendment is a Loan Document.
6.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
ALLEGIANCE BANCSHARES, INC.

By:/s/ George Martinez
Name:    George Martinez
Title:    Chairman and CEO

Signature Page to Amendment No. 1 to
Credit Agreement dated December 22, 2014
Allegiance Bancshares, Inc.

PROSPERITY BANK

By:/s/ Darron Drago
Name:    Darron Drago
Title:    Houston Area Regional President

Signature Page to Amendment No. 1 to
Credit Agreement dated December 22, 2014
Allegiance Bancshares, Inc.